Exhibit 99.1

Carver Bancorp, Inc. Annual Meeting of Stockholders Harlem Stage at The Gatehouse Friday, December 18, 2009 NASDAQ:CARV "Building Wealth Block By Block."

Certain statements contained in this presentation are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements which may be identified by the use of such words as "believe," "expect," "anticipate," "intend," "should," "could," "planned," "estimated," "potential" and similar terms and phrases. Forward-looking statements are subject to risks and uncertainties, including, but limited to, those related to the economic environment, particularly in the market areas in which Carver Bancorp, Inc. (the "Company") and Carver Federal Savings Bank (the "Bank") operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company and the Bank undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Forward Looking Statements

Agenda Review of Financial Performance: FY09 Near Term Outlook Advancing the Mission Questions and Answers Review of Year-to-Date Performance: FY10

$791.4 million in total assets, down 0.6% $634.0 million in total loans, up 0.6% $603.4 million in total deposits, down 7.8% Carver awarded $19.0 million in Troubled Asset Relief Program ("TARP") capital No dilution to Carver stockholders as warrants not issued (due to Community Development Financial Institution status) Represents a relatively inexpensive source of capital and an important cushion in a challenging economic period Carver has strong regulatory capital ratios: Core capital ratio: 8.45% Total risk-based capital ratio: 11.52% Retained $0.10 per share quarterly dividend to common stockholders Review of FY09 Financial Highlights All figures are as of March 31, 2009, except as noted.

Net loss of $7.0 million, or $(2.87) per fully diluted share, versus net income of $4.0 million and $1.55, respectively, in FY08 $7.1 million non-cash goodwill impairment charge from acquisition of Community Capital Bank in 2006 $2.7 million charge to provision for loan losses Loan charge offs, net of recoveries $0.5 million Non-interest income decreased $2.7 million to $5.2 million compared to $7.9 million in FY08 FY09 represents a return to normalized fee income levels, as FY08 included a significant NMTC transaction fee, and other one-time items. Non-interest expense increased $7.9 million to $37.8 million compared to $29.9 million in FY08 Non-cash goodwill impairment charge Increased regulatory and professional fees Review of FY09 Financial Results

Agenda Review of Financial Performance: FY09 Near Term Outlook Advancing the Mission Questions and Answers Review of Year-to-Date Performance: FY10

Net Income of $ 1.5 million driven by strong net interest margin 4.12% margin generated by stable deposit base and fed interest rate policy Cost containment strategy provided solid improvements despite significant increase in FDIC premium Efficiency ratio of 82.4% (lowest since fiscal 2006) Current credit environment required $2 million in provision compared to $0.3 million in prior year period Net Charge offs of $0.9 million, 0.14% of average loans outstanding Retained $0.10 per share quarterly dividend to common stockholders Stock price has improved 53% from a year ago, though remains below book value Review of FY10 Year-To-Date Financial Results All figures are for the six-month period ended September 30,2009, except as noted. Stock price is as of December 14, 2009 compared to December 12, 2008.

$ In millions, except per share data Net Income & Earnings per Share (fully diluted) As reported in public disclosures. Fiscal Year-to-Date 2009 vs. 2010 EPS Net Income Fiscal Year-to-Date 2009 vs. 2010 EPS in FY2010 was impacted by payment of preferred dividends pursuant to participating in TARP program

Total Deposits and Assets $ In millions As reported in public disclosures.

Loan Growth and Credit Quality $ In millions As reported in public disclosures.

Net Interest Margin and Efficiency Ratio As reported in public disclosures. Fiscal Year-to-Date 2009 vs. 2010 Net Interest Margin Efficiency Ratio Fiscal Year-to-Date 2009 vs. 2010

Return On Average Assets and Average Equity As reported in public disclosures. Fiscal Year-to-Date 2009 vs. 2010 ROAA ROAE Fiscal Year-to-Date 2009 vs. 2010

Carver's Stock Activity ("CARV") Stock has increased over 50% this year, however continues to trade below book value and at a discount to its peers Book value per share is calculated using fully diluted weighted average common shares outstanding. NASDAQ Index is comprised of publicly traded thrifts and banks with assets of $500-$1 billion.

Agenda Review of Financial Performance: FY09 Near Term Outlook Advancing the Mission Questions and Answers Review of Year-to-Date Performance: FY10

Near Term Outlook: Balance of FY10

Opportunities Ahead During this challenging period, Carver will continue to lay the groundwork for the post-recessionary period Delivery Channels: take advantage of opportunities to move to better branch locations, driving further core deposit growth - Selling existing pre-war branch in Bedford-Stuyvesant and moving to Restoration Center (Bed-Stuy's "center"; former WAMU branch, modest renovations) - Opening first branch in Flatbush, a primary "gateway" for Caribbeans into New York City (former WAMU branch, modest renovations) Product Lines for New Market Segments Under Development Leverage partnerships to build small business loans (School Construction Authority, DOT) Partner with local developers on 1-4 family mortgages (for sale in the secondary markets) The Underbanked

Promotional Ads For Deposit Growth

Targeted Advertisement Strategy Beyond Our Branches

Coming This Winter: Flatbush Branch Gateway to Caribbean Customer Base

Agenda Review of Financial Performance: FY09 Near Term Outlook Advancing the Mission Questions and Answers Review of Year-to-Date Performance: FY10

Carver CDC: Advancing the Mission Carver Community Development Corporation was established to formalize Carver's community development, corporate giving and outreach strategy. COMMUNITY DEVELOPMENT Through federal New Markets Tax Credit (NMTC) award financed the creation of $59 million in affordable commercial space including a community healthcare facility and a new transitional homeless shelter containing 80 beds, 40 of which have been reserved for soldiers returning from overseas In May 2009, received second NMTC award pursuant to the "Stimulous Bill", allowing Carver to make $65 million in additional community loans and investments. LOANS TO SMALL AND DISADVANTAGED BUSINESSES Provided more than $6 million to over 90 minority and women owned contractors through NYC School Construction Authority mentoring program. Selected by U.S. Department of Transportation (DOT) to facilitate Carver's role as first New York lender in Short Term Lending Program: provides a local option for 700 small and disadvantaged businesses guarantees loans up to $750,000 to help fulfill transportation contracts

Developer/Sponsor: Jackson Development Group and The Arker Companies. Project Type: Retail and Community Facility Total Development Costs: $10.5 MM Carver's Commitment: $7.7 MM secured senior leveraged loan; $2.8 MM equity investment Carver's Impact: This transaction will finance 45,500 square feet the community facility space, retail space and parking and ultimately allow for much needed community services and retail in low-income community. The project is located in the Bronx's lowest income area with a 43.1% poverty rate, 43.2% Median Family Income Ratio and an Unemployment Rate that is 3.69x the national average. 18,755 square feet is currently leased to community organizations delivering critical services to the local low-income population The project is expected to create and retain approximately 93 jobs including 30 from the existing tenants. Project received strong community support from local stakeholders, non-profits and NYC HDC 950 Westchester Avenue is a $10.5 MM community space, retail and parking component of a $26 MM mixed-use project situated in the Melrose section of the Bronx, NY. The overall project includes 111 units of low-income rental housing, 26,000 SF of community facility space, 19,500 SF of community retail space and 53 parking spaces. New Markets Tax Credits 950 WESTCHESTER AVENUE, BRONX

The Unbanked CREATIVE ANTI-POVERTY OUTREACH Carver CDC is partnering with the New York City Office of Financial Empowerment (OFE) by providing no fee bank accounts to unbanked families through Opportunity NYC. ONYC is a New York City anti-poverty program that seeks to help move people out of poverty by creating incentives that encourage attainment of education, training and employment opportunities. Carver opened 396 accounts, 298 remain active, more ONYC participant accounts than any other bank in the program. Carver CDC is partnering with the New York City Housing Authority (NYCHA) in a pilot program to encourage NYCHA residents to pay their rent through a participating Carver branch rather than a check cashier. Approximately 1,100 NYCHA residents utilize Carver branches for rent payments.

Financial Literacy Money In The Bank Financial Empowerment Seminar Schomburg Center - April 21, 2009 Industry experts, Ali Velshi, John Simons, Ryan Mack, Sharon Epperson, Alfred Edmond, Jr. along with Carver Bank CEO Deborah C. Wright engaged in a conversation about money management, growth and investment strategies for facing the challenges of the current economy. Over 10,000 people attended Carver financial seminars, workshops and one-on-one counseling provided with our partners, Harlem Congregations for Community Improvement and Neighborhood Housing Services, over the last two fiscal years.

Financial Literacy Carver Bank and Operation HOPE a Day of Financial Literacy Empowerment and fun for the whole family! Hope in Harlem September 26, 2009

Financial Literacy Financial Empowerment Workshops

Harlem, NY - 125th Street Branch Carver's 60th Anniversary Celebrations February 18, 2009 Celebrating 60 Years!

Queens, NY - Jamaica Center Branch Carver's 60th Anniversary Celebrations March 3, 2009 Celebrating 60 Years!

Brooklyn, NY - Bedford-Stuyvesant Branch Carver's 60th Anniversary Celebrations February 24, 2009 Celebrating 60 Years!

Agenda Review of Financial Performance: FY09 Near Term Outlook Advancing the Mission Questions and Answers Review of Year-to-Date Performance: FY10

Carver Bancorp, Inc. Annual Meeting of Stockholders Harlem Stage at The Gatehouse Friday, December 18, 2009 NASDAQ:CARV "Building Wealth Block By Block."